EXHIBIT 10.6
                       AMENDMENT NO. 2 TO
                      SUBLICENSE AGREEMENT

This Amendment No. 2 to the Sublicense Agreement dated September 6, 2002 and amended on September 29, 2002 (the Agreement and all amendments are collectively referred to as the "Agreement") is made between GEYSER PRODUCTS, LLC ("Licensor") a Delaware limited liability company, and STAR BEVERAGE, INC., ("Licensee"), a Nevada corporation.

WHEREAS, due to Licensor's immediate need for cash, Licensor and Licensee desire to amend the payment terms of the Agreement, so that payments shall be made on a monthly basis rather than quarterly; and

WHEREAS, in consideration of Licensee's making payments on a more frequent basis, the Licensor and Licensee agree that the amount of the royalty payment shall be reduced.

NOW THEREFORE, THE PARTIES hereto, in consideration of the mutual agreement hereinafter contained and promises herein expressed, do hereby agree as follows:

1. That the royalty payment shall be reduced from **% to **% so that Section 11 shall read as follows:

       11.  Licensed Product Royalty.

       Licensee agrees to pay a Royalty of ** percent
       (**%) of all Net Sales, which includes all products sold net of return and allowances.

2. That Section 13 of the Agreement shall be amended in its entirety to read as follows:

       13.  Payments.

       All payments shall be paid monthly within fifteen (15) days of the end of each month.

3. That all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment on the date set forth below.

LICENSOR:                                    LICENSEE:

GEYSER PRODUCTS, LLC                         STAR BEVERAGE, INC.,


By: /s/                                      By: /s/
Name:  Jerry Ludeman                         Name:  Roger Mohlman
Title: Chief Executive Officer               Title: President

Date:     10/14/02                           Date:     10/14/02